                                                                    EXHIBIT 99.4

                                [DRAFT 6/18/98]

                   SOUND FEDERAL SAVINGS AND LOAN ASSOCIATION

                  PROPOSED LETTERS/QUESTION & ANSWER BROCHURE

                                     INDEX
                                     -----

 1.  Dear Member Letter including IRA or Qualified Plan*

 2.  Dear Member Letter for Non Eligible States*

 3.  Dear Friend Letter -- Eligible Account Holders who are no longer Members*

 4.  Dear Potential Investor Letter*

 5. Dear Customer Letter -- Used as a Cover Letter for States Requiring "Agent" Mailing*

 6.  Proxy Request

 7.  Proxy and Stock Question and Answer Brochure*

 8.  Mailing Insert/Lobby Poster

 9.  Invitation Letter -- Informational Meetings

10. Dear Subscriber/Acknowledgment Letter -- Initial Response to Stock Order Received

11.  Dear Charter Shareholder -- Confirmation Letter

12.  Dear Interested Investor -- No Shares Available Letter

13.  Welcome Shareholder Letter -- For Initial Certificate Mailing

14.  Dear Interested Subscriber Letter -- Subscription Rejection

15.  Letter for Sandler O'Neill Mailing to Clients*

* Accompanied by a Prospectus

Note: Items 1 through 8 are produced by the Financial Printer and Items 9 through 15 are produced by the Stock Conversion Center.

                  [SOUND FEDERAL SAVINGS AND LOAN ASSOCIATION]


Dear Member:

The Board of Directors of Sound Federal Savings and Loan Association has voted unanimously in favor of a plan to reorganize from a federally-chartered mutual savings association to a federally-chartered mutual holding company. As part of this reorganization, the Association will convert to a stock savings association and will become a wholly-owned subsidiary of Sound Federal Bancorp, a federal stock corporation, which in turn will be a majority-owned subsidiary of Sound Federal, MHC, a federal mutual holding company. We are reorganizing so that Sound Federal will be structured in the stock form of ownership used by a growing number of savings institutions and to allow our Association to become stronger.

In addition, as part of the reorganization and in furtherance of our commitment to our local community, we intend to establish a charitable foundation. The Foundation will be dedicated to community activities and the promotion of charitable purposes within the communities served by the Association. We request that you review the proposal to establish the Foundation which is set forth in the Proxy Statement.

TO ACCOMPLISH THIS REORGANIZATION, AND THE ESTABLISHMENT OF THE FOUNDATION, YOUR PARTICIPATION IS EXTREMELY IMPORTANT. On behalf of the Board, I ask that you help us meet our goal by reading the enclosed Proxy Statement and Prospectus and then casting your vote in favor of the Plan of Reorganization and for the establishment of the Foundation, and mailing your signed proxy card immediately in the _________ postage-paid envelope provided marked "PROXY RETURN". Should you choose to attend the Special Meeting of Members and wish to vote in person, you may do so by revoking any previously executed proxy. If you have an IRA or other Qualified Plan account for which the Association acts as trustee and we do not receive a proxy from you, the Association intends, as trustee for such account, to vote for the Plan of Reorganization and the establishment of the Foundation on your behalf.

If the Plan of Reorganization is approved let me assure you that:

     * Deposit accounts will continue to be federally insured to the fullest extent permitted by law.

     * Existing deposit accounts and loans will not undergo any change as a result of the Conversion.

     * Voting for approval will not obligate you to buy any shares of Common Stock.

As a qualifying account holder, you may also take advantage of your nontransferable rights to subscribe for shares of Sound Federal Bancorp's Common Stock on a priority basis, before the stock is offered to the general public. The enclosed Proxy Statement and Prospectus describe the stock offering and the operations of Sound Federal Savings and Loan Association. If you wish to purchase stock, please complete the stock order and certification form and mail it to Sound Federal Savings and Loan Association in the enclosed ________ postage-paid envelope marked "STOCK ORDER RETURN", or return it to any branch office of Sound Federal Savings and Loan Association. Your order must be physically received no later than 12:00 noon New York time on Day, Month X, 199X. PLEASE READ THE PROSPECTUS CAREFULLY BEFORE MAKING AN INVESTMENT DECISION.

If you wish to use funds in your IRA or Qualified Plan maintained at Sound Federal to subscribe for Common Stock, please be aware that federal law requires that such funds first be transferred to a self-directed retirement account with a trustee other than Sound Federal. The transfer of such funds to a new trustee takes time, so please make arrangements as soon as possible.

If you have any questions after reading the enclosed material, please call our Stock Conversion Center at (XXX) XXX-XXXX, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m. Please note that the Stock Conversion Center will be closed from 12:00 noon Day, Month X, through 12:00 noon Day, Month X, in observance of the Labor Day holiday.

                                   Sincerely,

                                   SIGNATURE
                                   TITLE

The shares of Common Stock offered in the Reorganization are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

#1

                  [SOUND FEDERAL SAVINGS AND LOAN ASSOCIATION]

Dear Member:

     The Board of Directors of Sound Federal Savings and Loan Association has voted unanimously in favor of a plan to reorganize from a federally-chartered mutual savings association, to a federally-chartered mutual holding company. As part of this reorganization, the Association will convert to a stock savings association and will become a wholly-owned subsidiary of Sound Federal Bancorp, a federal stock corporation, which in turn will be a majority-owned subsidiary of Sound Federal, MHC, a federal mutual holding company. We are reorganizing so that Sound Federal will be structured in the stock form of ownership used by a growing number of savings institutions and to allow our Association to become stronger.

     In addition, as part of the Reorganization and in furtherance of our commitment to our local community, we intend to establish a charitable foundation. The Foundation will be dedicated to community activities and the promotion of charitable purposes within the communities served by the Association. We request that you review the proposal to establish the Foundation which is set forth in the Proxy Statement.

     TO ACCOMPLISH THIS REORGANIZATION, AND THE ESTABLISHMENT OF THE FOUNDATION, YOUR PARTICIPATION IS EXTREMELY IMPORTANT. On behalf of the Board, I ask that you help us meet our goal by reading the enclosed Proxy Statement and Prospectus and then casting your vote in favor of the Plan of Reorganization and for the establishment of the Foundation, and mailing your signed proxy card immediately in the postage-paid envelope provided. Should you choose to attend the Special Meeting of Members and wish to vote in person, you may do so by revoking any previously executed proxy.

     If the Plan of Reorganization is approved let me assure you that:

          - Deposit accounts will continue to be federally insured to the fullest extent permitted by law.

          - Existing deposit accounts and loans will not undergo any change as a result of the Reorganization.

     We regret that we are unable to offer you Common Stock in the Subscription offering, because the laws of your state or jurisdiction require us to register either (1) the to-be-issued Common Stock of Sound Federal Bancorp, or (2) an agent of the Association to solicit the sale of such stock, and the number of eligible subscribers in your state or jurisdiction does not justify the expense of such registration.

     If you have any questions after reading the enclosed material, please call our Stock Conversion Center at (XXX) XXX-XXXX, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m. Please note that the Stock Conversion Center will be closed from 12:00 noon Day, Month Date through 12:00 noon Day, Month Date, in observance of the Labor Day holiday.

                                        Sincerely,



                                        SIGNATURE
                                        TITLE

The shares of Common Stock offered in the Reorganization are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

                  [SOUND FEDERAL SAVINGS AND LOAN ASSOCIATION]

Dear Friend of Sound Federal Savings and Loan Association:

Sound Federal Savings and Loan Association is in the process of reorganizing from a federally-chartered mutual savings association, to a federally-chartered mutual holding company. As part of this reorganization, the Association will convert to a stock savings association and will become a wholly-owned subsidiary of Sound Federal Bancorp, a federal stock corporation, which in turn will be a majority-owned subsidiary of Sound Federal, MHC, a federal mutual holding company. We are reorganizing so that Sound Federal will be structured in the stock form of ownership used by a growing number of savings institutions and to allow our Association to become stronger.

In addition, as part of the reorganization and in furtherance of our commitment to our local community, we intend to establish a charitable foundation. The Foundation will be dedicated to community activities and the promotion of charitable purposes within the communities served by the Association. We request that you review the description of the Foundation which is set forth in the Prospectus.

As a former account holder, you may take advantage of your nontransferable rights to subscribe for shares of Sound Federal Bancorp's Common Stock without commission or fee on a priority basis, before the stock is offered to the general public. The enclosed Prospectus describes the stock offering and the operations of Sound Federal Savings and Loan Association. If you wish to purchase stock, please complete the stock order and certification form and mail
it to Sound Federal Savings and Loan Association in the enclosed    postage-paid
envelope marked "STOCK ORDER RETURN", or return it to any branch office of Sound Federal Savings and Loan Association. Your order must be physically received no later than 12:00 noon New York time on DAY, MONTH XX, 199X. Please read the Prospectus carefully before making an investment decision.

If you have any questions after reading the enclosed material, please call our Stock Conversion Center at (XXX) XXX-XXXX, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m. Please note that the Stock Conversion Center will be closed from 12:00 noon Day, Month Date through 12:00 noon Day, Month Date, in observance of the Labor Day holiday.

                                             Sincerely,

                                             SIGNATURE
                                             TITLE


The shares of Common Stock offered in the Reorganization are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

#3

                  [SOUND FEDERAL SAVINGS AND LOAN ASSOCIATION]




Dear Potential Investor:

We are pleased to provide you with the enclosed material regarding the reorganization of Sound Federal Savings and Loan Association from a federally-chartered mutual savings association, to a federally-chartered mutual holding company. As part of this reorganization, the Association will convert to a stock savings association and will become a wholly-owned subsidiary of Sound Federal Bancorp, a federal stock corporation, which in turn will become a majority-owned subsidiary of Sound Federal, MHC, a federal mutual holding company.

This information packet includes the following:

     PROSPECTUS: This document provides detailed information about the Association's operations, the proposed stock offering by Sound Federal Bancorp, a holding company formed by the Association to become its parent company upon completion of the reorganization and the establishment of a charitable foundation as part of the reorganization. Please read it carefully prior to making an investment decision.


     QUESTION AND ANSWER BROCHURE: This answers commonly asked questions about the stock offering and establishment of the charitable foundation.

     STOCK ORDER AND CERTIFICATION FORMS: Use these forms to subscribe for stock and return them together with your payment in the _______ postage-paid envelope marked "STOCK ORDER RETURN". The deadline to subscribe for stock is 12:00 noon, New York time on __________, 199X.


We are pleased to offer you this opportunity to become one of our charter stockholders. If you have any questions regarding the Reorganization or the Prospectus, please call our Stock Conversion Center at (XXX) XXX-XXXX, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m. Please note that the Stock Conversion Center will be closed from 12:00 noon Day, Month Date through 12:00 noon Day, Month Date, in observance of the Labor Day holiday.

                              Sincerely,


                              SIGNATURE
                              TITLE





The shares of Common Stock offered in the Reorganization are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.



#4

                 [SANDLER O'NEILL & PARTNERS, L.P. LETTERHEAD]





Dear Customer of Sound Federal Savings and Loan Association:

At the request of Sound Federal Savings and Loan Association and Sound Federal Bancorp, a holding company formed by the Association to become its parent company, we have enclosed material regarding the offering of Common Stock in connection with the Reorganization of Sound Federal Savings and Loan Association from a federally-chartered mutual savings association, to a federally-chartered mutual holding company and the establishment of a charitable foundation. As part of this reorganization, the Association will convert to a stock savings association and will become a wholly-owned subsidiary of Sound Federal Bancorp, a federal stock corporation, which in turn will become a majority-owned subsidiary of Sound Federal, MHC, a federal mutual holding company. These materials include a Proxy Statement, a Prospectus and a stock order and certification form which offer you the opportunity to subscribe for shares of Common Stock of Sound Federal Bancorp.

We recommend that you study this material carefully. If you decide to subscribe for shares, you must return the properly completed and signed stock order and certification form along with full payment for the shares (or appropriate instructions authorizing withdrawal from a deposit account at the Association) no later than 12:00 noon, New York time on ____________, 1998 in the _______ accompanying postage-paid envelope marked "STOCK ORDER RETURN". If you have any questions after reading the enclosed material, please call the Stock Conversion Center at (XXX) XXX-XXXX, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m. and ask for a Sandler O'Neill representative. Please note that the Stock Conversion Center will be closed from 12:00 noon Day, Month Date through 12:00 noon Day, Month Date, in observance of the Labor Day holiday.

We have been asked to forward these documents to you in view of certain requirements of the securities laws of your jurisdiction. We should not be understood as recommending or soliciting in any way any action by you with regard to the enclosed materials.

                                   Sincerely,


                                   SANDLER O'NEILL & PARTNERS, L.P.


The shares of Common Stock offered in the Reorganization are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Enclosure


#5

               LOGO: [SOUND FEDERAL SAVINGS AND LOAN ASSOCIATION]





                            P R O X Y  R E Q U E S T

                               WE NEED YOUR VOTE!



DEAR CUSTOMER:

YOUR VOTE ON OUR PLAN OF REORGANIZATION AND THE ESTABLISHMENT OF THE CHARITABLE FOUNDATION HAS NOT YET BEEN RECEIVED. YOUR VOTE IS VERY IMPORTANT TO US. PLEASE VOTE AND MAIL THE ENCLOSED PROXY TODAY.

REMEMBER: VOTING FOR THE PLAN OF REORGANIZATION, AND/OR THE ESTABLISHMENT OF
          THE CHARITABLE FOUNDATION, DOES NOT OBLIGATE YOU TO BUY STOCK. YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE PLAN OF REORGANIZATION, INCLUDING THE ESTABLISHMENT OF THE CHARITABLE FOUNDATION, AND URGES YOU TO VOTE IN FAVOR OF BOTH PROPOSALS. YOUR DEPOSIT ACCOUNTS OR LOANS WITH THE ASSOCIATION WILL NOT BE AFFECTED IN ANY WAY. DEPOSIT ACCOUNTS WILL CONTINUE TO BE FEDERALLY INSURED.

A POSTAGE-PAID ENVELOPE IS ENCLOSED WITH THE PROXY FORM. IF YOU HAVE ANY QUESTIONS, PLEASE CALL OUR STOCK CONVERSION CENTER AT (XXX) XXX-XXXX.

IF YOU HAVE MORE THAN ONE ACCOUNT YOU MAY RECEIVE MORE THAN ONE PROXY.

PLEASE VOTE TODAY BY RETURNING ALL PROXY FORMS RECEIVED.

                                        SINCERELY,



                                        SOUND FEDERAL SAVINGS AND
                                        LOAN ASSOCIATION

                                      7-1

                             QUESTIONS AND ANSWERS

                              ABOUT THE CONVERSION

The Board of Directors of Sound Federal Savings and Loan Association has unanimously adopted the Plan of Reorganization whereby the Association will convert from a federally-chartered mutual savings association, to a federally-chartered mutual holding company. As part of this Reorganization, the Association will convert to a stock savings association and will become a wholly-owned subsidiary of Sound Federal Bancorp, a federal stock corporation, which in turn will be a majority-owned subsidiary of Sound Federal, MHC, a federal mutual holding company. As part of the reorganization, Sound Federal Bancorp will be offering its Common Stock for sale pursuant to the terms of the Plan of Reorganization.

Sound Federal is reorganizing so that it will be structured in the stock form of ownership used by a growing number of savings institutions and to allow our Association to become stronger. In addition, as part of the reorganization, the Association intends to establish a charitable foundation which will be dedicated to charitable purposes within the communities in which the Association operates, subject to the approval of members of the Association.

It is necessary for the Association to receive a majority of the outstanding votes in favor of both the Reorganization and the Foundation, so YOUR VOTE IS VERY IMPORTANT. Please return your proxy in the enclosed __________ postage-paid envelope. YOUR BOARD OF DIRECTORS URGES YOU TO VOTE "FOR" THE REORGANIZATION AND "FOR" THE ESTABLISHMENT OF THE FOUNDATION AND RETURN YOUR PROXY TODAY.

                          EFFECT ON DEPOSITS AND LOANS

Q. WILL THE REORGANIZATION AFFECT ANY OF MY DEPOSIT ACCOUNTS OR LOANS?

A. No. The Reorganization will have no effect on the balance or terms of any deposit account or loan. Your deposits will continue to be federally insured to the fullest extent permissible.

                                  ABOUT VOTING

Q. WHO IS ELIGIBLE TO VOTE ON THE REORGANIZATION AND THE FOUNDATION?

A. Depositors and certain borrowers as of ____________________ 199X (the "Voting Record Date") who continue to be members of the Association as of the Special Meeting of Members to be held on __________________ 199X.

Q. AM I REQUIRED TO VOTE?

A. No. Members are not required to vote. However, because the Reorganization will produce a fundamental change in the Association's corporate structure, the Board of Directors encourages all members to vote.

                                      7-2

Q. WHY DID I RECEIVE SEVERAL PROXIES?

A. If you have more than one account you may have received more than one proxy depending upon the ownership structure of your accounts. Please vote and sign all proxy cards that you received.

Q. HOW DO I VOTE?

A. You may vote by mailing your signed proxy card in the _________ postage-paid envelope provided. Should you choose to attend the Special Meeting of Members and decide to change your vote, you may do so by revoking any previously executed proxy.

Q. DOES MY VOTE FOR REORGANIZATION AND/OR THE FOUNDATION MEAN THAT I MUST BUY COMMON STOCK IN SOUND FEDERAL BANCORP.

A. No. Voting for the Reorganization does not obligate you to buy shares of Common Stock of Sound Federal Bancorp.

Q. I HAVE A JOINT SAVINGS ACCOUNT. MUST BOTH PARTIES SIGN THE PROXY CARD?

A. Only one signature is required, but both parties should sign if possible.

Q. WHO MUST SIGN TRUST OR CUSTODIAN ACCOUNTS?

A. The trustee or custodian must sign such accounts, not the beneficiary.

Q. I AM THE EXECUTOR (ADMINISTRATOR) FOR A DECEASED DEPOSITOR. CAN I SIGN THE PROXY CARD?

A. Yes. Please indicate on the card the capacity in which you are signing the card.

                              ABOUT THE FOUNDATION

Q. WHAT IS THE CHARITABLE FOUNDATION AND WHY IS IT BEING ESTABLISHED?

A. In furtherance of our commitment to our local community, the Association's Plan of Reorganization provides for the establishment of a charitable foundation. The Foundation will be dedicated to community activities and the promotion of charitable purposes within the communities served by the Association.

                                      7-3


Q.   HOW WILL THE FOUNDATION BE FUNDED?

A. The Company will fund the Foundation with shares of its Common Stock. Immediately following the Reorganization a number of shares of authorized but unissued Common Stock equal to ___% of the Common Stock sold in the Offerings, or ______, ______ and ______ shares at the minimum, midpoint and maximum, respectively, of the Estimated Price Range will be contributed to the Foundation.

Q. WHAT IS THE IMPACT OF THE FOUNDATION ON THE COMPANY'S STOCKHOLDERS' EQUITY AND EARNINGS?

A. The funding of the Foundation will impact the Company's stockholders' equity and will have an adverse effect on the Company's earnings in the period in which the Foundation is funded which is expected to be in the quarter ended December 31, 1998. The establishment of the Foundation, however, was considered in the independent appraisal of the aggregate pro forma market value of the Company's Common Stock. In addition, there are certain tax effects, regulatory considerations and other matters with respect to the Foundation. A prospective stockholder should carefully review "Risk Factors -- Establishment of the Charitable Foundation," "Pro Forma Data" and "The Reorganization and Offering -- Establishment of the Charitable Foundation" in the Prospectus.

                                      7-4

                                ABOUT THE STOCK

Investment in Common Stock involves certain risks. For a discussion of these risks and other factors, investors are urged to read the accompanying Prospectus.

Q.  WHAT ARE THE PRIORITIES OF PURCHASING THE COMMON STOCK?

A. The Common Stock of Sound Federal Bancorp will be offered in the following order of priority to the Association's:

    * Eligible Account Holders, (depositors with accounts totaling $50 or more as of March 31, 1997).

    *  The Employee Plans, including the ESOP.

    * Supplemental Eligible Account Holders (depositors with accounts totaling $50 or more as of June 30, 1998).

    *  Other Members (depositors as of _____________ XX, 199X)

    * Borrowers with loans outstanding as of _________________, which continue to be outstanding as of _____________ XX, 199X) in a Subscription Offering.

    Upon completion of the Subscription Offering, Common Stock that is not sold in the Subscription Offering will be offered to certain members of the general public in a Community Offering and then to the general public in a Syndicated Community Offering.

Q.  WILL ANY ACCOUNT I HOLD WITH THE ASSOCIATION BE CONVERTED INTO STOCK?

A. No. All accounts remain as they were prior to the Reorganization. As an Eligible Account Holder, Supplemental Eligible Account Holder or Other Member you receive priority over the general public in exercising your right to subscribe for shares of Common Stock.

Q.  WILL I RECEIVE A DISCOUNT ON THE PRICE OF THE STOCK?

A. No. Reorganization regulations require that the offering price of the stock be the same for everyone: customers, directors, officers and employees of the Association, and the general public.

Q.  HOW MANY SHARES OF STOCK ARE BEING OFFERED, AND AT WHAT PRICE?

A. Sound Federal Bancorp is offering for sale up to ____________ shares of Common Stock at a subscription price of $10 per share through the Prospectus. Under certain circumstances, Sound Federal Bancorp may issue up to ___________ shares (not including any shares contributed to the Foundation).

                                      7-5

Q.   HOW MUCH STOCK CAN I PURCHASE?

A. The minimum purchase is 25 shares; the maximum purchase by any person in the Subscription Offering is $150,000 (15,000 shares); in the Community Offering and Syndicated Community Offering, if either is held, the maximum purchase by any person, including purchases by associates of such person or entity, is $150,000 (15,000 shares); and the maximum purchase by any person, including purchases by Associates of such person or entity in the Subscription and Community Offerings is 1.0% of the shares offered, or 30,000 shares.

Q.   HOW DO I ORDER STOCK?

A. You may subscribe for shares of Common Stock by completing and returning the stock order form and certification form, together with your payment either in person to any branch of Sound Federal Savings and Loan Association or by mail in the _______ postage-paid envelope marked "STOCK ORDER RETURN" that has been provided. Stock Order Forms may not be delivered to a walk up or drive through window located at any of the bank's branch offices.

Q.   HOW CAN I PAY FOR MY SHARES OF STOCK?

A. You can pay for the Common Stock by check, cash, money order or withdrawal from your deposit account at Sound Federal Savings and Loan Association. If you choose to pay by cash, you must deliver the stock order form and payment in person to any branch office of Sound Federal Savings and Loan Association and it will be converted to a bank check or a money order. PLEASE DO NOT SEND CASH IN THE MAIL.

Q.   WHEN IS THE DEADLINE TO SUBSCRIBE FOR STOCK?

A. An executed order form and certification form with the required full payment must be physically received by 12:00 noon, New York time, on DAY, MONTH, DATE, 199X.

Q.   CAN I SUBSCRIBE FOR SHARES USING FUNDS IN MY SOUND FEDERAL IRA/QUALIFIED
     PLAN?

A. Federal regulations do not permit the purchase of Common Stock with your existing IRA or Qualified Plan at Sound Federal Savings and Loan Association. To use such funds to subscribe for Common Stock, you need to establish a "self-directed" trust account with an outside trustee. Please call our Stock Conversion Center if you require additional information. TRANSFER OF SUCH FUNDS TAKES TIME, SO PLEASE MAKE ARRANGEMENTS AS SOON AS POSSIBLE.

                                      7-6

Q. CAN I SUBSCRIBE FOR SHARES AND ADD SOMEONE ELSE WHO IS NOT ON MY ACCOUNT TO MY STOCK REGISTRATION?

A. No. Federal regulations prohibit the transfer of subscription rights. Adding the names of other persons who are not owners of your qualifying account(s) will result in your order becoming null and void.

Q. WILL PAYMENTS FOR STOCK EARN INTEREST UNTIL THE REORGANIZATION CLOSES?

A. Yes. Any payments made by cash, check or money order will earn interest at the Association's passbook rate from the date of receipt to the completion or termination of the Reorganization. Withdrawals from a deposit account or a certificate of deposit at the Association to buy Common Stock may be made without penalty. Depositors who elect to pay for their Common Stock by withdrawal will receive interest at the contract rate on the account until the completion or termination of the Reorganization.

Q. WILL DIVIDENDS BE PAID ON THE STOCK?

A. No dividends are expected to be paid initially. Following the Reorganization, however, the Board of Directors of Sound Federal Bancorp may consider a policy of paying cash dividends on the stock.

Q. WILL MY STOCK BE COVERED BY DEPOSIT INSURANCE?

A. No. The Common Stock cannot be insured or guaranteed by the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC or any other government agency nor is it insured or guaranteed by Sound Federal Savings and Loan Association or Sound Federal Bancorp.

Q. WHERE WILL THE STOCK BE LISTED?

A. Upon completion of the Reorganization, Sound Federal Bancorp expects the
   stock to be listed on the Nasdaq National Market under the symbol "   ".

Q. CAN I CHANGE MY MIND AFTER I PLACE AN ORDER TO SUBSCRIBE FOR STOCK?

A. No. After receipt, your order may not be modified or withdrawn.

                                      7-7

                             ADDITIONAL INFORMATION

Q. WHAT IF I HAVE ADDITIONAL QUESTIONS OR REQUIRE MORE INFORMATION?

A. The Association's Proxy Statement and Prospectus describe the Reorganization and the Foundation in detail. Please read the Proxy Statement and Prospectus carefully before voting. If you have any questions after reading the enclosed material you may call our Stock Conversion Center at (XXX) XXX-XXXX, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m. Please note, the Stock Labor Day holiday, from 12:00 Noon, DAY, MONTH DATE through 12:00 Noon DAY, MONTH DATE. Additional materials may only be obtained from the Stock Conversion Center.

The shares of Common Stock offered in the Reorganization are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency nor is the Common Stock insured or guaranteed by Sound Federal Savings and Loan Association or Sound Federal Bancorp. To ensure that each purchaser receives a Prospectus at least 48 hours prior to the Expiration Date of __________, __, 199X at 12:00 noon, New York time, in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, as amended, no Prospectus will be mailed any later than five days prior to such date or hand delivered any later than two days prior to such date.

This is not an offer to sell or a solicitation of an offer to buy Common Stock. The offer is made only by the Prospectus.

                -----------------------------------------------
                                    L O G O
                -----------------------------------------------



                   SOUND FEDERAL SAVINGS AND LOAN ASSOCIATION






                               PLEASE SUPPORT US


                                   VOTE YOUR


                                PROXY CARD TODAY





   -----------------------------------------------------------------------
   IF YOU HAVE MORE THAN ONE ACCOUNT, YOU MAY HAVE RECEIVED MORE THAN ONE PROXY DEPENDING UPON THE OWNERSHIP STRUCTURE OF YOUR ACCOUNTS. PLEASE VOTE, SIGN AND RETURN ALL PROXY CARDS THAT YOU RECEIVED.
   -----------------------------------------------------------------------


#8

                  [SOUND FEDERAL SAVINGS AND LOAN ASSOCIATION]

                                                           _______________, 199X


Mr. John Smith
00-00 00 Drive
City, State 00000

Dear Mr. Smith:

The Board of Directors of Sound Federal Savings and Loan Association has voted unanimously in favor of a plan to reorganize from a federally-chartered mutual savings association, to a federally-chartered mutual holding company. As part of this reorganization, the Association will convert to a stock savings association and will become a wholly-owned subsidiary of Sound Federal Bancorp, a federal stock corporation, which in turn will be a majority-owned subsidiary of Sound Federal, MHC, a federal mutual holding company. We are reorganizing so that Sound Federal will be structured in the stock form of ownership used by a growing number of savings institutions and to allow our Association to become stronger.

You are cordially invited to join members of our senior management team at an informational meeting to be held on ____________ at 7:30 P.M. to learn more about the reorganization and the stock offering.

A member of our staff will be calling to confirm your interest in attending the meeting.

If you would like additional information regarding the meeting or our Reorganization, please call our Stock Conversion Center number at (XXX) XXX-XXXX. The Stock Conversion Center is open Monday through Friday from 10:00 a.m. to 4:00 p.m. Please note that the Stock Conversion Center will be closed from 12:00 noon Day, Month Date through 12:00 noon Day, Month Date, in observance of the Labor Day holiday.

                                             Sincerely,


                                             SIGNATURE
                                             TITLE


The shares of Common Stock offered in the Reorganization are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy Common Stock. The offer is made only by the Prospectus.

(Printed by Stock Conversion Center)

#9

                            [SOUND FEDERAL BANCORP]






                                                  ------------------, 199X




Dear Subscriber:

We hereby acknowledge receipt of your order for shares of Common Stock in Sound Federal Bancorp.

At this time, we cannot confirm the number of shares of Sound Federal Bancorp Common Stock that will be issued to you. Such allocation will be made in accordance with the Plan of Reorganization following completion of the stock offering.

If you have any questions, please call our Stock Conversion Center at
(XXX) XXX-XXXX.




                                                  Sincerely,

                                                  SOUND FEDERAL BANCORP
                                                  Stock Conversion Center




The shares of Common Stock offered in the Reorganization are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.


(Printed by Stock Conversion Center)

                            [SOUND FEDERAL BANCORP]

                                                        __________________, 199X

Dear Charter Shareholder:

We appreciate your interest in the stock offering of Sound Federal Bancorp. Due to the excellent response from our Eligible Account Holders, we are unable to fill all orders in full. Consequently, in accordance with the provisions of the Plan of Reorganization, you were allocated ______ shares at a price of $10.00 per share. If your subscription was paid for by check, a refund of any balance due you with interest will be mailed to you promptly.

The purchase date and closing of the transaction occurred on Month __, 199X. The Common Stock will be listed on the Nasdaq National Market under the symbol
"     " on ____ Month __, 199X. Your stock certificate will be mailed to you shortly.

We thank you for your interest in Sound Federal Bancorp, and welcome you as a charter shareholder.

                                        Sincerely,

                                        SOUND FEDERAL BANCORP
                                        Stock Conversion Center

The shares of Common Stock offered in the Reorganization are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

(Printed by Stock Conversion Center)

#11

                            [SOUND FEDERAL BANCORP]






                                             _______________________, 199X




Dear Interested Investor:


We recently completed our Subscription and Community Offerings. Unfortunately, due to the excellent response from our Eligible Account Holders, stock was not available for our Supplemental Eligible Account Holders, Other Members or community friends. If your subscription was paid for by check, a refund of any balance due you with interest will be mailed to you promptly.

We appreciate your interest in Sound Federal Bancorp and hope you become an owner of our stock in the future. The stock will be listed on the Nasdaq
National Market under the symbol "    ".


                                        Sincerely,


                                        SOUND FEDERAL BANCORP
                                        Stock Conversion Center


The shares of Common Stock offered in the Reorganization are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

(Printed by Stock Conversion Center)



#12

                            [SOUND FEDERAL BANCORP]



                                                     _____________________, 199X




Welcome Shareholder:

We are pleased to enclose the stock certificate that represents your share of ownership in Sound Federal Bancorp, the holding company of Sound Federal Savings and Loan Association and a majority-owned subsidiary of Sound Federal, MHC.

Please examine your stock certificate to be certain that it is properly registered. If you have any questions about your certificate, you should contact the Transfer Agent immediately at the following address:

                                 TRANSFER AGENT
                                    Address
                                Telephone Number

Also, please remember that your certificate is a negotiable security which should be stored in a secure place, such as a safe deposit box or on deposit with your stockbroker.

On behalf of the Board of Directors of Sound Federal Bancorp and Sound Federal, MHC and the employees of Sound Federal Savings and Loan Association, I would like to thank you for supporting our offering.


                                    Sincerely,



                                    SIGNATURE
                                    TITLE



The shares of Common Stock offered in the Reorganization are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

(Printed by Stock Conversion Center)


#13

                            [SOUND FEDERAL BANCORP]






                                                  ------------------, 199X





Dear Interested Subscriber:

We regret to inform you that Sound Federal Savings and Loan Association and Sound Federal Bancorp, the holding company for Sound Federal Savings and Loan Association, have decided not to accept your order for shares of Sound Federal Bancorp Common Stock in our Community Offering. This action is in accordance with our Plan of Reorganization which gives the Association and the Holding Company, the absolute right to reject the subscription of any Community Member, in whole or in part, in the Community Offering.

Enclosed, therefore, is a check representing your subscription and interest earned thereon.


                                                  Sincerely,



                                                  SOUND FEDERAL BANCORP
                                                  Stock Conversion Center




(Printed by Stock Conversion Center)

#14

                 [SANDLER O'NEILL & PARTNERS, L.P. LETTERHEAD]


                                                          ________________, 199X


To Our Friends:

We are enclosing the offering material for Sound Federal Bancorp, a majority-owned subsidiary of Sound Federal. MHC and the purposed holding company for Sound Federal Savings and Loan Association, which is now in the process of converting to stock form.

Sandler O'Neill & Partners, L.P. is managing Sound Federal's Subscription Offering, which will conclude at 12:00 noon, New York time on ______________, 199X. Sandler O'Neill is also providing conversion agent and proxy solicitation services for the Association. In the event that all the stock is not subscribed for in the Subscription Offering, Sandler O'Neill will form and manage a syndicate of broker/dealers to sell the remaining stock.

Members of the general public, other than residents of __, are eligible to participate. If you have any questions about this transaction, please do not hesitate to call or write.


                              Sincerely,


                              SANDLER O'NEILL & PARTNERS, L.P.



The shares of Common Stock offered in the Reorganization are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

(Printed by Sandler O'Neill)

#15